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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 12, 1999 included in Asyst Technologies, Inc.'s Form 8-K/A for the year ended March 31, 1999 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

San Jose, California
October 20, 1999